Exhibit 10.1

SUPPORT AGREEMENT

This Support Agreement, dated as of October 13, 2022 (this “Agreement”), is made and entered into by and among the Company, a Delaware corporation (the “Company”), and Stockholder, (“Stockholder” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 6,498,880 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, (all such shares collectively, the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, The Kroger Co., an Ohio Corporation (“Parent”), Kettle Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, excluding any Prohibited Amendment (as defined below), the “Merger Agreement”), which provides for, among other things, at the Effective Time, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder, and as an inducement and in consideration therefor, Stockholder (in Stockholder’s capacity as the beneficial owner of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT

1.1    Agreement. Upon the terms and subject to the conditions of this Agreement, Stockholder hereby undertakes and agrees that, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, Stockholder shall (or, to the extent that any of the Subject Shares are held of record by another record holder on behalf of Stockholder (a “Record Holder”), shall cause such Record Holder and any other Person through which any of the Subject Shares are directly or indirectly beneficially owned by or held on behalf of the Stockholder (each, an “Intermediary”) to) execute, deliver and take (or permit another Person to execute, deliver and take), pursuant to Section 228 of the DGCL, an action by consent in lieu of a meeting of stockholders of the Company approving and adopting the Merger Agreement and the transactions contemplated thereby as promptly as practicable (and in any event four (4) Business Days following execution and delivery of this Agreement). Without limiting the foregoing, upon the terms and subject to the conditions of this Agreement and unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, to the extent that any of the Subject Shares are held by another Record Holder, Stockholder shall, as promptly as practicable (and in any event within four (4) Business Days following execution and delivery of this Agreement): (i) direct such Record Holder (and direct any applicable Intermediaries to direct such Record Holder) to execute, deliver and take an action by consent in lieu of a meeting of stockholders of the Company approving and adopting the Merger Agreement and the transactions contemplated thereby, and to provide any and all applicable directions and instructions to any such Record Holders and Intermediaries with respect thereto and/or (ii) obtain a proxy, power of attorney, or similar authority from any such Record Holders authorizing Stockholder to execute, deliver and take an action by consent in lieu of a meeting of stockholders of the Company approving and adopting the Merger Agreement and the transactions contemplated thereby and thereupon execute, deliver and take such action by consent pursuant to such proxy or power of attorney.

1.2    Power of Attorney. To secure the Stockholder’s obligations in accordance with Section 1.1 of this Agreement, the Stockholder hereby grants Juliette W. Pryor, Executive Vice President, General Counsel and Secretary of the Company, as the Stockholder’s attorney in fact, with the power to act alone, to execute all appropriate instruments consistent with this Agreement on behalf of the Stockholder if, and only if, the Stockholder fails to execute such other instruments in accordance with the provisions of this Agreement within four (4) Business Days following execution and delivery of this Agreement. Such appointment will be irrevocable for the term hereof. The appointment will survive the merger or reorganization of the Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to the Company that:

2.1    Organization; Authorization; Binding Agreement. To the extent that Stockholder is an entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction of its formation or incorporation and Stockholder has duly authorized its execution, delivery and performance of this Agreement. Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

2.2    Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, (a) conflict with, or result in any violation or breach of, any Law applicable to Stockholder or Stockholder’s Subject Shares and, to the extent that such Stockholder is an entity, the organizational or governing documents of such Stockholder, or (b) except as may be required by applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Entity) under any applicable Law, in case of each of clauses (a) and (b), except as would not reasonably be expected to have a material adverse effect on Stockholder’s ability to timely perform its obligations under this Agreement.

2.3    Ownership of Subject Shares. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Stockholder’s Subject Shares. The Subject Shares constitute all of the shares of Common Stock owned by Stockholder over which Stockholder has sole voting and disposition authority, beneficially or of record, as of the date hereof, subject to this Agreement, any agreement of the Stockholder, any Intermediary or any of their respective Affiliates for any borrowed money, advance or extension of credit or the pledge, hypothecation or other granting of a security interest in any Subject Shares to one or more banks or financial institutions as bona fide collateral or security for any such loan, advance or extension of credit (each such agreement, a “Loan Agreement”) and the Filed Company SEC Documents.

2.4    Voting Power. Subject to this Agreement, any Loan Agreement and the Filed Company SEC Documents, Stockholder has full and sole power and authority to direct the voting of, and full and sole power of disposition with respect to, all of the Subject Shares. Other than any Loan Agreement or Filed Company SEC Document, none of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares with respect to the Merger Agreement, except as provided hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Stockholder that:

3.1    Organization; Authorization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.

3.2    Binding Agreement. The Company has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

3.3    No Other Representations. The Company hereby acknowledges and agrees that, except for the representations and warranties of Stockholder expressly set in Article II of this Agreement, none of Stockholder, its Affiliates, any Representative of any of the foregoing or any other Person has made, and neither the Company or any other Person has relied on, any representation or warranty regarding the Stockholder, the sufficiency of the representations and warranties set forth herein or any other matter in connection with the entry by Stockholder into this Agreement.

ARTICLE IV

ADDITIONAL COVENANTS OF STOCKHOLDER

4.1    No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, any Loan Agreement or any Filed Company SEC Document, from and after the date hereof and until the termination of this Agreement in accordance with Section 5.2, Stockholder shall not, directly or indirectly, (a) create any Lien on any or all of Stockholder’s Subject Shares, except for any Liens existing on the date of this Agreement, (b) transfer, sell, assign, gift, exchange, tender, hypothecate or otherwise dispose of (collectively, “Transfer”) any of Stockholder’s Subject Shares, (c) grant or permit the grant of any proxy or power of attorney with respect to any of Stockholder’s Subject Shares to the extent inconsistent with such Stockholder’s obligations hereunder, or (d) deposit or permit the deposit of any of Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, in each case except as may be necessary or advisable in connection with Stockholder’s performance of its obligations hereunder.

4.2    Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

ARTICLE V

MISCELLANEOUS

5.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by email (provided that no “bounce-back” or similar notice is received by the electronic mail sender within two (2) hours thereafter indicating that such electronic mail was undeliverable or otherwise not delivered)) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party under this provision): (i) if to the Company, in accordance with the provisions of the Merger Agreement and (ii) if to Stockholder, to Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as Stockholder may hereafter specify in writing for the purpose by notice to the Company.

5.2    Termination. This Agreement shall terminate automatically as to Stockholder and the Company, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the date of any Prohibited Amendment that is effected without Stockholder’s prior written consent, (d) the extension of the Outside Date, without the prior written consent of Stockholder, (e) delivery of a Common Stockholder Written Consent from the Record Holder, (f) the adoption of the Merger Agreement by the holders of a majority of votes represented by the outstanding shares of Common Stock or (g) the written consent of Stockholder and the Company. Upon termination of this Agreement as to any Party, such Party shall not have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article V shall survive any termination of this Agreement. A “Prohibited Amendment” means any one or more amendments, modifications or waivers of any provision of the Merger Agreement (as in effect on the date hereof) in a manner that reduces the amount of the Merger Consideration (including any change to the formula with respect thereto), changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, modifies any of the provisions relating to the payment of dividends (including the Pre-Closing Common Dividend), Company Change in Recommendation, SpinCo, the SpinCo Consideration, the Separation, the Company Termination Fee, the Parent Termination Fee or Antitrust Law, extends the Outside Date or otherwise adversely affects the Record Holder (in its capacity as such) in any material respect.

5.3    Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4    Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid the Party incurring such fees or expenses, whether or not the Merger is consummated.

5.5    Binding Effect; Benefit; Assignment. Except as otherwise expressly provided herein, the Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including, for the avoidance of doubt, Parent, Merger Sub, and their respective Affiliates and Representatives) other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except as provided in Section 5.16 (which will be to the benefit of the Persons referred to in such Section). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the limitations regarding assignment herein, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5.5 shall be null and void ab initio.

5.6    Governing Law; Venue. This Agreement, and all actions and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), that may be based on this Agreement, arise out of this Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. For any Action or cause of action that may be based on this Agreement, arise out of this Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, each Party hereto (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, (b) agrees that all such Actions and causes of action shall be heard and determined exclusively under the foregoing clause (a), (c) waives any objection to laying venue in any such Actions or cause of action in such courts, (d) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any Party hereto and (e) agrees that service of process upon such Party in any such Action or cause of action shall be effective if such process is given as a notice under Section 5.1. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR CAUSE OF ACTION THAT MAY BE BASED ON THIS AGREEMENT, ARISE OUT OF THIS AGREEMENT OR RELATE HERETO OR THE NEGOTIATION, EXECUTION, PERFORMANCE OR SUBJECT MATTER HEREOF. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.6.

5.7    Enforcement of Agreement. The Company agrees that its sole and exclusive remedy for any action or cause of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), that may be based on this Agreement, arise out of this Agreement or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court to which the Parties have submitted under Section 5.6.

5.8    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall be one (1) and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic transmission (including email or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of an original counterpart hereof.

5.9    Entire Agreement. This Agreement, together with the other documents and instruments referred to herein, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties hereto and their Affiliates, or any of them, related to the subject matter hereof.

5.10    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.11    Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.12    Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; and (f) neither the Company nor any of its Subsidiaries shall be construed to be a Subsidiary or Affiliate of Stockholder.

5.13    Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) Stockholder signs this Agreement solely in Stockholder’s capacity as a beneficial owner of the Subject Shares, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of Stockholder, any Affiliate thereof or any of their respective Representatives or designees in its capacity, if applicable, as an officer, director, employee or agent of the Company, and (b) nothing herein shall in any way restrict a director, officer, employee or agent of the Company in the taking of any actions (or failure to act) in his or her capacity as such, or in the exercise of his or her fiduciary duties as a director or officer of the Company or otherwise, or prevent or be construed to create any obligation on the part of any director, officer, employee or agent of the Company from taking any action in his or her capacity as such.

5.14    No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all Parties hereto.

5.15    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or any other Person any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and the Company shall not exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein.

5.16    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, or any document, certificate or instrument delivered in connection herewith or otherwise (together, the “Transaction Documents”), the Company acknowledges and agrees, on behalf of itself and its respective Related Persons (as defined below), that all Proceedings that may be based upon, in respect of, arise under, out of, by reason of, be connected with, or relate in any manner to (a) this Agreement or any Transaction Document or the Transactions, (b) the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, any of the foregoing documents), (c) any breach or violation of this Agreement or any other Transaction Document or (d) the failure of the Transactions to be consummated, in each case may be made only against (and are those solely of) the Persons that are expressly identified Parties hereto. In furtherance and not in limitation of the foregoing, the Company acknowledges and agrees, on behalf of itself and its respective Related Persons, that no recourse under this Agreement or any other Transaction Document or in connection with any Transactions shall be sought or had against any such other Person and no such other Person shall have any liabilities (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil or any other theory or doctrine) of any nature whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (a) through (d), it being expressly agreed and acknowledged that no liabilities whatsoever shall attach to, be imposed on or otherwise be incurred by any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source, Affiliate, agent or other representative of Stockholder or any Affiliate of Stockholder (collectively, with such Person’s assignees, successors and assigns, the “Related Persons”), through the Company, its Subsidiaries or otherwise, whether by or through attempted piercing of the corporate, partnership, limited partnership or limited liability company veil, by or through a claim by or on behalf of any party hereto, as applicable, by the enforcement of any assessment or by any legal or equitable actions, suits, claims, investigations or proceedings, by virtue of any Law, or otherwise. The Parties acknowledge and agree that the Related Persons are intended third-party beneficiaries of this Section 5.16. Nothing in this Agreement precludes the Parties or any Related Persons from exercising any rights under the Merger Agreement or any other agreement to which they are specifically a party or an express third-party beneficiary thereof, and nothing in this Agreement shall limit the liability or obligations of any Related Person under any other agreement to which they are specifically a party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned Parties has executed this Agreement on the date set forth in the introductory clause above.

ALBERTSONS COMPANIES, INC.

By:	/s/ Juliette Pryor
Name:	Juliette Pryor
Title:	EVP and General Counsel

CERBERUS ALBERTSONS INCENTIVE LLC

By:	CERBERUS CAPITAL
MANAGEMENT, L.P., its
Managing Member

By: /s/ Alexander D. Benjamin

Alexander D. Benjamin
Name

Authorized Signatory
Title

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